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                                  EXHIBIT 23.3



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                        Independent Accountants' Consent



The Board of Directors
Provident Bancorp, Inc.:



We consent to the use in (i) the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-108797) to be filed by Provident Bancorp, Inc. with the Securities and Exchange Commission, and (ii) the Pre-Effective Amendment No. 2 to the Application for Conversion on Form AC to be filed by Provident Bancorp, MHC with the Office of Thrift Supervision, of our report dated May 2, 2003, with respect to the consolidated statements of financial condition of E.N.B. Holding Company, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002.

We consent to the reference to our firm under the heading "EXPERTS" in the prospectus included in the Form S-4 and Form AC.


                                       /s/ KPMG LLP

Albany, New York
November 7, 2003